State of Delaware Secretary of State Division of Corporations Delh•ered 12 :22 P:\1 10/05/2026 FILED 12:22 PM 10/05/2026 SR 20264597278 - File Number 6241730 CERTIFICATE OF ELIMINATION OF SERIES A CONVERTIBLE PREFERRED STOCK OF SERINA THERAPEUTICS, INC. (Pursuant to Section 151 (g) of the General Corporation Law of the State of Delaware) Serina Therapeutics, Inc., a Delaware corporation (the "Company"), in accordance with the provisions of Section 151 (g) of the General Corporation Law of the State of Delaware (the "DGCL"), hereby certifies as follows: FIRST: That, pursuant to Section 151 of the DGCL and the authority granted in Section 4.2 of the Company's First Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), the Board of Directors of the Company (the "Board"), by resolution duly adopted, authorized the issuance of a series of preferred stock of the Company designated as "Series A Convertible Preferred Stock," par value $0.0001 per share (the "Series A Preferred Stock"), consisting of 965 ,250 authorized shares, and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations and restrictions, of the Series A Preferred Stock, as set forth in the Certificate of Designations of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of Serina Therapeutics, Inc., filed with the Secretary of State of the State of Delaware on April 10, 2025, as corrected by the Certificate of Correction of Serina Therapeutics, Inc. filed with the Secretary of State of the State of Delaware on May 22, 2025 (collectively, the "Certificate of Designations"). SECOND: That shares of Series A Preferred Stock were issued by the Company pursuant to the Certificate of Designations, and that all such issued and outstanding shares of Series A Preferred Stock have since been converted into shares of Common Stock of the Company. Accordingly, no shares of Series A Preferred Stock are outstanding, and no shares of Series A Preferred Stock will be issued subject to the Certificate of Designations. THIRD: That, on October 2, 2026, the Board duly adopted the following resolutions approving the elimination of the Series A Preferred Stock: "WHEREAS, pursuant to Section 151 of the General Corporation Law of the State of Delaware (the "DGCL") and the authority granted in the Company's First Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation") , the Board previously authorized and designated 965 ,250 shares of the Company's preferred stock, par value $0.0001 per share, as "Series A Convertible Preferred Stock" (the "Series A Preferred Stock"), as set forth in the Certificate of Designations of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of Serina Therapeutics, Inc. , filed with the Secretary of State of the State of Delaware on April 10, 2025 , as corrected by the Certificate of Correction of Serina Therapeutics, Inc. filed with the

Secretary of State of the State of Delaware on May 22 , 2025 (collectively, the "Certificate ofDesignations"); WHEREAS, all issued and outstanding shares of Series A Preferred Stock have been converted into shares of the Company's Common Stock and, as of the date hereof, no shares of Series A Preferred Stock are issued and outstanding, and no shares of Series A Preferred Stock will be issued subject to the Certificate of Designations; and WHEREAS, the Board deems it advisable and in the best interests of the Company and its stockholders that all matters set forth in the Certificate of Designations with respect to the Series A Preferred Stock be eliminated from the Certificate oflncorporation, and that such shares resume the status of authorized but unissued shares of preferred stock of the Company, without designation as to series. NOW, THEREFORE, BE IT RESOLVED, that no shares of the Company's Series A Convertible Preferred Stock, par value $0.0001 per share, are issued and outstanding, and no shares of Series A Preferred Stock will be issued subject to the Certificate of Designations; RESOLVED FURTHER, that the Board hereby approves and declares it advisable that the Certificate of Designations, and all matters set forth therein with respect to the Series A Preferred Stock, be eliminated in their entirety from the Certificate of Incorporation pursuant to Section 151 (g) of the DGCL, and that the shares of preferred stock previously designated as Series A Preferred Stock resume the status of authorized but unissued shares of preferred stock of the Company, without designation as to series; RESOLVED FURTHER, that the Chief Executive Officer and Chief Financial Officer of the Company ( each, an "Authorized Officer") be, and each of them individually hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to prepare, execute, acknowledge, deliver and file with the Secretary of State of the State of Delaware a Certificate of Elimination with respect to the Series A Preferred Stock, pursuant to Section 15 l(g) of the DGCL, setting forth these resolutions, substantially in the form presented to and reviewed by the Board, with such changes thereto as any Authorized Officer executing the same shall approve, such Authorized Officer's execution and delivery thereof to be conclusive evidence of such approval; RESOLVED FURTHER, that, upon the filing and effectiveness of such Certificate of Elimination, all matters set forth in the Certificate of Designations with respect to the Series A Preferred Stock shall be eliminated from the Company's Certificate oflncorporation; 2

Docuslgn Envelope ID: 39E40FD4-C7DF-817A-8322-7B706995F836 RESOLVED FURTHER, that each Authorized Officer be, and each of them individually hereby is, authorized and directed to take any and all further action, and to execute and deliver any and all further agreements, documents, certificates and instruments, in the name and on behalf of the Company, as such officer may deem necessary, desirable or appropriate to carry out the intent and purposes of the foregoing resolutions, the taking of any such action or the execution of any such document by such officer to be conclusive evidence of such officer's authority to do so; and RESOLVED FURTHER, that all actions heretofore taken by any officer, director, or agent of the Company in connection with the matters contemplated by the foregoing resolutions be, and the same hereby are, ratified, confirmed, and approved in all respects." FOURTH: That, pursuant to the provisions of Section 151(g) of the DGCL, all matters set forth in the Certificate of Designations with respect to the Series A Preferred Stock are hereby eliminated from the Certificate oflncorporation, and the shares that were designated as Series A Preferred Stock are hereby returned to the status of authorized but unissued shares of preferred stock of the Company, without designation as to series. IN WITNESS WHEREOF, the Company has caused this Certificate of Elimination to be executed by its duly authorized officer on this 2nd day of October, 2026. SERINA THERAPEUTICS, INC., a Delaware corporation s~ l),,J_,p- By: _____________ _ Steve Ledger As Chief Executive Officer 3